UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 10, 2026

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 O’Brien Drive

Menlo Park, California 94025

(Address of principal executive offices) (Zip Code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 10, 2026, Pacific Biosciences of California, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Allen & Company LLC (“Allen”) to sell shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having aggregate sales proceeds of up to $100,000,000 (the “Shares”), from time to time, through an “at-the-market” equity offering program under which Allen will act as sales agent.

Under the Sales Agreement, the Company will set the parameters for the sale of the Shares, including the number or dollar amount of Shares to be issued, the time period during which sales are requested to be made, limitations on the number or dollar amount of the Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Allen may sell the Shares by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Allen agreed to use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market. The Sales Agreement may be terminated by the Company upon ten days’ notice to Allen for any reason or by Allen upon ten days’ notice to the Company for any reason, or immediately under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.

The Sales Agreement provides that Allen will be entitled to compensation for its services in an amount equal to up to 3.0% of the aggregate gross proceeds from the Shares sold through Allen under the Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement.

Any of the Shares to be offered and sold under the Sales Agreement will be issued and sold pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-293751), which was filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2026 and which became effective automatically upon filing. The Company filed a prospectus supplement with the SEC on November 10, 2026 in connection with the offer and sale of the Shares pursuant to the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, has issued an opinion to the Company, dated November 10, 2026, relating to the validity of the Shares to be issued and sold pursuant to the Sales Agreement, a copy of which is filed as Exhibit 5.1 to this Current Report.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

1.1*	Sales Agreement, dated as of November 10, 2026, between Pacific Biosciences of California, Inc. and Allen & Company LLC.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Current Report on Form 8-K).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

	By:	/s/ Brett Atkins
Brett Atkins
General Counsel and Corporate Secretary
Date: November 10, 2026